2004 Alcoa Stock Incentive Plan Equity Choice Program (Performance Equity Award Participants) Exhibit 10.6 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Contents
Introduction & Overview
What is Equity Choice? ....................................................................3
How Equity Choice Works. ………………………………… ………….3
Election Alternatives
Election Alternatives for Performance-Based Awards…….…………4
Election Alternatives for Time-Vested Awards…………….………….4
Exchange Ratio………………………………… …………….………….4
Examples ………………………………… ………………………….…..5
Performance-Based Award and Time-Vested Award
The Equity Choice Process
Step 1: Reviewing Your Election Alternatives ...................................6
Stock Incentives Website
Factors to Consider When Making Your Decision
Step 2: Making Your Equity Choice Elections……………………..…7
The Election Period
Making Your Elections on the Stock Incentives Website
Applicability of Elections
Sample Website View of Election Alternatives
Step 3: Determining Actual and Final Grants……………….……..…8
Frequently Asked
Questions……………………………… …….……….…9
Glossary………………………………… …………………………………….10
This booklet describes features of the 2004 Alcoa Stock Incentive
Plan (Plan).  The Plan document,  award certificates, and terms and conditions of each award control the Plan’s operation.  If there are any differences between this booklet and the official Plan document and terms and conditions of each award, the Plan document and terms and conditions of each award will control. Alcoa reserves the right to change or terminate the Plan or the terms of existing stock incentive awards at any time for any reason.  Participation in the Plan does not give anyone the right to continued employment with Alcoa.
You are encouraged to read the prospectus and consult a personal tax advisor or financial planner about individual stock incentive award strategies and tax planning issues.
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
As of November, 2005

Introduction and Overview
What is Equity Choice?
Alcoa’s 2004 Stock Incentive Plan (Plan) is designed to provide senior leaders with financial rewards based on both individual and company performance. The Equity Choice program enhances the value of the Plan’s long-term stock-based incentives by providing greater individual flexibility - as requested by senior leaders -
and makes Alcoa’s long-term incentive compensation more competitive in the global marketplace.
Equity Choice allows you to choose between different combinations of equity vehicles for your annual grants under the Plan to better suit your personal needs. Prior to the end of each year, you will make an election that will apply to the annual grant issued early in the following year. This annual process gives you more control over how you receive your stock-based incentive compensation and greater ability to tailor the rewards to your own personal preferences. (Note that the ability to make an election does not guarantee that you will receive an actual grant.)
How Equity Choice Works
As an eligible performance equity award participant, your baseline grant (as planned each year by your manager) is comprised of two components:
Performance-Based Award: This component of the grant is made up of performance share awards
(PSAs) which represent a commitment by the Company to issue, on the third anniversary date of the date of the grant of the award, from 0 to 200% of the number of shares of Alcoa common stock indicated on your award certificate relating to the grant based on Alcoa’s return on capital (“ROC”) relative to the median return on capital of the Company’s selected external comparator group during the performance period (the first year of the three-year vesting period). The final number of PSAs earned can change based on Alcoa’s corporate performance.
Time-Vested Award: This component of the grant is made up of stock options, which gives
you the right
to purchase shares of Alcoa common stock in the future (once the options vest and prior to their expiration date) at a preset price. Stock options are not performance based, which means they are not subject to any adjustment based on corporate performance once they are granted.  Therefore, the number of stock options you are granted will not change.
Equity Choice:
Enhances the value of the long-term stock-based incentive plan
Increases flexibility within the plan
Responds to input from senior leaders
The foundation of Equity Choice is the opportunity to elect a different “mix” of equity vehicles than what is provided in your baseline grant. In addition to PSAs and stock options,
you will also be able to receive:
Performance-Based Award: Performance Stock Options - A PSO represents the right to purchase shares of stock in the future at a preset price once vested, provided that Alcoa achieves certain financial performance levels (based on the same measure used for PSAs). A PSO vests 14 months after the grant date as to one-third of the options granted, two years after the grant date as to one-third of the options granted, and three years from the grant date as to one-third of the options granted (unless the Committee specifies a different vesting period).  If you elect to receive PSOs, you will have the opportunity to earn from 0% to 200% of the number of options indicated on your award certificate, except as indicated in the next sentence. If performance results in a payout in excess of 100%, the additional payout will be made in the form of a stock award grant instead of stock options, based on an exchange ratio of one stock award for every four additional PSOs earned.  Such stock award would vest, in whole, on the third anniversary of the grant date of the PSOs to which it relates.  If performance results in a payout below 100%, the number of PSOs below the earned payout percentage will be automatically cancelled.
Time-Vested Award: Stock Awards -
A commitment by the company to issue shares of Alcoa stock,
upon vesting (the third anniversary date of the date of grant).

Election Alternatives
Election Alternatives for Performance-Based
Awards
You have the following three choices:
You decide
what is best for you.
Choice
1:
Exchange 100% of the PSAs in your
baseline grant for performance stock options
(PSOs) which are described further below.
Choice
2:
Exchange 50% of the PSAs in your
baseline grant for PSOs.
Choice 3A
(default) :
No change. Baseline grant
allocation.
If you elect to exchange PSAs for PSOs, the
exchange ratio will be one PSA to four PSOs.
PSOs are subject to the same performance
criteria as PSAs and the final number of PSOs
earned will be adjusted after the end of the
performance period (the first year of the entire
three-year vesting period).
Election Alternatives
You will need to make separate elections for the two components of your baseline grant: one election for your performance-based award and one for your time-vested award. For each election, you have three alternatives from which to choose, offering a range of combinations and potential values.
Election Alternatives for Time-Vested Awards
You have the following three choices:
Choice 3B
(default) :
No change. Baseline grant
allocation.
Choice 4: Exchange 50% of the stock options in
your baseline grant for stock awards which are
described further below.
Choice 5: Exchange 100% of the stock options
in your baseline grant for stock awards.
If you elect to exchange stock options for stock
awards, the exchange ratio will be four stock
options to one stock award.  Stock awards
received in exchange for stock options are not
subject to performance criteria and will not be
adjusted once granted.
Exchange Ratio
The exchange ratio of 4 stock options/PSOs to 1
stock award/PSA takes into consideration:
Black-Scholes option valuation methodology
Binomial option valuation methodology
Comparisons to exchange ratios used by other
companies implementing similar programs
Employee responses from the Equity
Compensation Survey

Election Alternatives
EXAMPLES
The following examples illustrate how the exchange ratio is used to determine the number of awards granted under each election alternative, using a hypothetical baseline grant of 4,250 performance shares
(Choice #3A) and 19,000 stock options (Choice #3B). Remember that the exchange ratio is four stock options/PSOs to one stock award/PSA.
Performance-Based Award
Time-Vested Award
If you select
…
Then you are transferring from the
Baseline Grant (Choice #3A ) . . .
Exchange Computation Performance
Stock Options
Performance
Shares
- 4,250
4,250 x 4 = 17,000 17,000 (4,250)
17,000 -
4,250 x 50% = 2,125 - 4,250
2,125 x 4 = 8,500 8,500 (2,125)
8,500 2,125
Baseline Grant allocation - 4,250
No Change - -
- 4,250
If you select
…
Then you are transferring from the
Baseline Grant (Choice #3B ) . . .
Exchange Computation Stock Options Stock
Awards
Baseline Grant allocation 19,000 -
No Change - -
19,000 -
19,000 x 50% = 9,500 19,000 -
9,500 / 4 = 2,375 (9,500) 2,375
9,500 2,375
19,000 -
19,000 / 4 = 4,750 (19,000) 4,750
- 4,750
* Approximate allocation of expected value of total equity incentive award
60% stock options*
50% of stock options to stock
awards
100% of stock options to stock
awards
Choice #3B
(default)
Choice #4
Choice #5
Choice #1
Choice #2
Choice #3A
(default)
100% of performance shares to
performance stock options
50% of performance shares to
performance stock options
40% performance shares*

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Equity Choice

The Equity Choice Process
The Equity Choice process involves three steps:  participants review their election alternatives, participants make their elections, and the actual and final grants are determined and communicated.
Below are the details of each step.
Step 1: Reviewing Your Election Alternatives
To help you make your Equity Choice elections, Alcoa provides information, tools and training materials.
Before you make your elections it is important to be fully informed about the program and to consider key factors related to your personal situation and financial goals.
Stock Incentives Website
The Stock Incentives website at www.alcoastockincentives.com is your main resource for important information, a modeling tool and training materials that will help in your decision making.
The Library Section provides the following materials:
Brochures describing the benefits and provisions of Stock Options,
Stock Awards, Performance Share Awards and Equity Choice
WebEx training presentations on Equity Choice
The Equity Choice Section provides specific program information, personalized information, and modeling tools:
Background:
detailed descriptions and examples for each Equity
Choice election alternative.
Modeling:
Tool that allows you to compare the possible future
economic value of the election alternatives based on your
assumptions for:
– Stock price at actual grant date;
– Stock price on the date you sell your stock; and
– Currency exchange rate on the date you sell your stock.
For each election alternative, you can model up to three scenarios and display the results in tabular and graphical formats.
Your own risk tolerance;
Your entire financial picture and
how long-term stock-based
incentives fit into it;
The tax implications of stock
options, PSOs, stock awards
and PSAs;
The vesting and other
provisions of stock options,
PSOs, stock awards and PSAs;
The applicability of dividends
and dividend equivalents; and
The upside and downside
potential for stock options,
PSOs, stock awards and PSAs
under different scenarios
Factors to Consider When Making
Your Decision
Once you understand your election
alternatives, consider personal factors
that could affect your decision such as:

The Equity Choice Process
You should consult a personal tax
advisor or financial planner with
respect to your personal
circumstances.
Step 2: Making Your Equity Choice Elections
Making Your Elections on the Stock
Incentives Website
Follow these steps to make your elections online:
Election Alternatives
Performance Based Grants PSOs PSAs
O #1 - 100% PSA to PSO 17,000
O #2 - 50% PSA to PSO 8,500       2,125
#3A -Baseline Grant (default) 4,250
Election Alternatives
Time Vested Grants
Stock
Options
Stock
Awards
#3B -Baseline Grant (default) 19,000
O #4 - 50% stock options to stock awards 9,500       2,375
O #5 - 100% stock options to stock awards 4,750
Shown below is a sample of what you will see on the website
based on a hypothetical baseline grant of 4,250 performance
shares and 19,000 stock options.
Go to the Stock Incentives website at
www.alcoastockincentives.com and click on
the Equity Choice section (from the menu in
the left column of the site).  The site provides
detailed instructions to help you through the
process.
Select the election alternatives you want by
clicking on the applicable radio button.  The
highlighted rows indicate your current
elections, or, if you haven’t yet made an
election, the default election.
Your election alternatives will be displayed
based on the midpoint within the regional
grant guidelines established for your specific
job grade and region (Note that  the midpoint
is not an indication of the award you may
receive; individual job performance and other
factors identified by your business or resource
unit determine your actual baseline grant.)
Save your election when finished. Your
election will be applied to your baseline grant
to determine your actual grant. Remember
that you can change your election at any time
up until the end of the election period.
If you do not make an election during the
election period, Choice #3A and #3B –
baseline grant allocation will apply.
The Election Period
Each year, you will be notified of the Equity Choice
election period which is held for approximately two
weeks near the end of the calendar year prior to the year
of grant.  You must make your election via the Stock
Incentives website and are free to change your elections
as many times as you like during the election period.
Once the election period closes, your final elections
recorded in the Stock Incentives website is final and
irrevocable and cannot be changed for any reason.
If you do not make an election by the close of the
election period, the default allocation of the baseline
grant will apply.
Applicability of Elections
Your Equity Choice
elections will apply to the
upcoming year’s annual grants only. It does not
apply to any prior grants or any other future
grants including special quarterly grants, new hire
grants or future years’ annual grants
New elections must be made for
each future annual grant.
Sample Website View of Election Alternatives
In this sample, no election has been made and therefore the
default elections (Choices #3A and #3B) are highlighted.
When you make your elections by clicking on the applicable
radio button, your choices will be highlighted.

The Equity Choice Process
Performance-Based Awards
The number of PSOs and/or PSAs you receive will
be adjusted based on Alcoa’s performance relative
to an external comparator group as set forth in the
terms and conditions of the award agreements.
Your final grant can be between 0% - 200% of
your actual grant and will be determined upon
completion of the performance period.  For PSOs,
if performance results in a payout in excess of
100%, the additional payout will be made in the
form of a stock award grant instead of stock
options, based on an exchange ratio of one stock
award for every four additional PSOs earned.
Such stock award would vest, in whole, on the
third anniversary of the grant date of the PSOs to
which they relate. If performance results in a
payout below 100%, the number of PSOs below
the earned payout percentage will be
automatically cancelled.
Final award certificates for the performance-based
component of your grant will be available on the
Stock Incentives website after the performance
period ends and final grants are determined.
The ability to make an election
does not guarantee that you
will receive an actual grant.
Step 3: Determining Actual and Final
Grants
The amount of your baseline grant and actual grant
will be communicated to you by your manager after
final approval by the Compensation and Benefits
Committee. Your actual grant is determined by
applying your Equity Choice elections to your
baseline grants (default baseline grant allocation
applies if no election is made).
Your actual grant will be posted on the Stock
Incentives website at www.alcoastockincentives.com
within five business days of the grant date.  The
website also allows you to print your award
certificates.

Frequently Asked Questions
Elections can be changed up until the close of
the election period.  After the election period
ends, you cannot change your election for any
reason.
What if I want to change my
election?
The default baseline grant allocation will apply
(Choice #3A and #3B).
What if I become eligible for the
Plan after the election period
closes?
The default baseline grant allocation will apply
(Choice #3A and #3B).
What if I do not make an Equity
Choice election during the election
period?
Contact the plan administrator via e-mail at
StockOptionAdmin.pit@alcoa.com or by
phone 800-352-8535 within the U.S. or
412-281-1234 outside the U.S.
Who do I contact with questions
about the Stock Incentives website
(including log-on ID and password
requests)?
Contact the Corporate Compensation group
via e-mail at ACCEquityChoice@alcoa.com
Who do I contact with questions
about my election alternatives or
the Equity Choice
Program?
Contact the plan administrator via e-mail at
StockOptionAdmin.pit@alcoa.com or by
phone 877-281-2088 within the U.S. or 412-
281-2088 outside the U.S.
Who do I contact with questions
about the stock options, stock
award, performance stock options,
or performance share plan
provisions?

Glossary
Actual Grant: Number of performance shares,
performance stock options, stock options and stock
awards granted based on your Baseline Grant and
Equity Choice election.
Annual Grant: An award given by the Compensatio
n and Benefits Committee of the Board of Directors,
typically in January. Grant terms are set at the
Committee’s discretion.
Baseline Grant: Number of stock options and
performance shares allocated to you within the
Regional Grant Guidelines for your specific job
grade and region, prior to Equity Choice, based on
management’s recommendations.
Board of Directors: Group of individuals elected at
an annual meeting by the shareholders of a
corporation. The Board of Directors has the authority
to elect officers, issue additional shares of stock,
and declare dividends, among other authorities.
Common Stock: A type of public ownership in a
corporation. Owners are usually entitled to vote on
the selection of the board of directors and other
important matters as well as receive common stock
dividends on their shareholdings if they are
declared.
Compensation and Benefits Committee:
Comprised solely of independent directors who have
not been Alcoa employees. The Committee
discharges the Board of Directors’ responsibilities
relating to the compensation of the company’s
officers, oversees the administration of the
company’s compensation and benefit plans
(particularly the incentive compensation and equity-
based plans of the company) and prepares the
annual report on executive compensation. In
addition, the Committee has oversight responsibility
for the investment policy of the company’s principal
pension and savings plans.
Election Alternatives: Different mixes of stock
options, stock awards, performance stock options,
and/or performance shares from which to choose as
part of the Equity Choice Program.
Election Period: Time period in which Equity
Choice elections can be made.
Equity Choice: Program that allows participants to
choose between different combinations of equity
vehicles for their annual grants under the 2004
Alcoa Stock Incentive Plan to better suit their person
al needs.
Final Grant: Adjusted number of performance
shares or performance stock options granted that
are determined upon completion of the performance
period.  Final Grants can be between 0% - 200% of
your Actual Grant.
Grant: An award of stock options or other
stock-based incentives.
Grant Date: The date on which an option or
other award is granted.
Performance Share Award (PSA): A contractual
promise to issue shares of Alcoa common stock,
upon vesting, provided that the corporation achieves
certain financial performance levels. The same
performance metric applies to both performance
shares and performance stock options.
Performance Stock Option (PSO): The right to
purchase shares of stock in the future at a preset
price, upon vesting, provided that the corporation
achieves certain financial performance levels.  The
same performance metric applies to both
performance shares and performance stock options.
Plan: 2004 Alcoa Stock Incentive Plan
Regional Grant Guidelines: Range of stock
options and performance shares, between 0% and
200% of midpoint, that can be granted as part of the
Baseline Grant for each job grade and region.
Stock Award: A contractual promise to issue share
s of Alcoa stock, upon vesting.
Stock Option: The right to purchase shares of stock
in the future at a preset price, upon vesting.
Time-Vested
Grants: Grants of stock awards or
stock options that are not subject to performance
criteria.
Vesting: A specified length of time you must hold
a stock option or performance stock option before it
can be exercised or length of time before you can
receive shares from a stock award or performance
share award.  Certain employment criteria must be
met during this period.